UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304

Las Vegas, NV 89101

(Address of Principal Executive Offices)

775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 16, 2025, the Board of Directors (the “Board”) of Transuite.Org Inc. (the “Company”) appointed Mr. Kairui Yu as a director of the Company. Mr. Yu has accepted his appointment.

There are no arrangements or understandings between Mr. Yu and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Yu and any director or executive officer of the Company. There are no transactions involving Mr. Yu that would require disclosure under Item 404(a) of Regulation S-K.

The business background description of the newly appointed director is as follows:

Mr. Kairui Yu is a seasoned professional with a strong background in Web3, financial technology, and corporate management. He holds a Master's Degree of Computer Science and Management Engineering from Zhejiang University.  Mr. Yu is the founder of Bee Digital Labs, and is recognized as seasoned Web3 professional, and one of the earliest practitioners of STO & RWA. His career spans the internet, fintech, and blockchain technology sectors, encompassing executive management experience at listed companies and participation in the incubation of unicorn enterprises. He previously served as a senior executive at Kingdee International (00268.HK) and EA(Eternal Asia, 002183.SZ). Mr. Yu has extensive experience in strategic planning, digital transformation, and the emerging digital asset economy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transuite.Org Inc.

Date: December 16, 2025	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: CEO, Director, Chairwoman of the Board

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